UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2019

PLAYA HOTELS & RESORTS N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	1-38012	98-1346104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Prins Bernhardplein 200 1097 JB Amsterdam, the Netherlands	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: Tel: +31 20 571 12 02

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary Shares, €0.10 par value	PLYA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Peter Melhado as Interim Non-Executive Director

On September 19, 2019, Playa Hotels & Resorts N.V. (the “Company”) appointed Peter Melhado to serve as an interim non-executive director of the Company’s Board of Directors (the “Board”) until the Company’s 2020 annual general meeting of stockholders.

Mr. Melhado, 56, currently serves as chairman of Sagicor Group Jamaica Limited (“Sagicor”), a full service Jamaican financial institution offering banking, investments, life & health insurance, pensions, and real estate services. He also serves as President and CEO of ICD Group Holdings Limited, an investment holding company that participates in a diverse group of companies within the Caribbean, North America, South America, Africa and India. Mr. Melhado brings extensive management and investment experience to the Board, including as former Vice President of the Private Sector Organization of Jamaica. Mr. Melhado attained a B.Sc. in Mechanical Engineering from McGill University and an MBA from Columbia University Graduate School of Business, with a major in Finance.

Mr. Melhado will serve on the Nominating and Corporate Governance Committee and Capital Allocation Committee of the Board.

Mr. Melhado was designated to the Board by affiliates of Sagicor, pursuant to the Shareholder Agreement, dated as of May 31, 2018, between the Company and such affiliates of Sagicor. Mr. Melhado succeeds Richard Byles, who, as previously announced, resigned from the Board on June 30, 2019. Mr. Melhado does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Amendment of Employment Agreements

On September 23, 2019, subsidiaries of the Company entered into an Amendment to Executive Employment Agreement (each, an “Amendment”) with each of the following of the Company’s named executive officers: Ryan Hymel, Chief Financial Officer; Alexander Stadlin, Chief Operating Officer; and Kevin Froemming, Chief Commercial Officer. The Amendments amend the Executive Employment Agreements, dated December 28, 2018, with each such named executive officer (the “Employment Agreements”). Each Amendment amends the severance payments payable to each such named executive officer upon termination without Cause or termination for Good Reason within two years following a Change in Control of the Company (as each of those terms is defined in the Employment Agreements), from a payment of one and one-half times the named executive officer’s base salary to two times base salary. There were no other changes to the terms of the previous Employment Agreements.

The summary of the Amendments set forth above does not purport to be complete and is qualified in its entirety by reference to the text of each Amendment, copies of which are filed as Exhibits 10.1–10.3 hereto, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement, dated as of September 23, 2019, by and between Playa Resorts Management, LLC, and Ryan Hymel

10.2	Amendment to Executive Employment Agreement, dated as of September 23, 2019, by and between Playa Management USA, LLC, and Alexander Stadlin

10.3	Amendment to Executive Employment Agreement, dated as of September 23, 2019, by and between Playa Management USA, LLC, and Kevin Froemming

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYA HOTELS & RESORTS N.V.

Date: September 25, 2019	By:	/s/ Ryan Hymel
Ryan Hymel
Chief Financial Officer